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                                                                   EXHIBIT 10.17

                          KNIGHT/TRIMARK GROUP, INC.
                  1998 MANAGEMENT INCENTIVE PERFORMANCE PLAN

1.   Purpose.
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          The purpose of the KNIGHT/TRIMARK GROUP, INC.
1998 INCENTIVE PERFORMANCE PLAN is to reinforce corporate, organizational and business-development goals; to promote the achievement of financial and other business objectives; and to reward the performance of individual officers and other employees in fulfilling their personal responsibilities.

2.   Definitions.
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          The following terms, as used herein, shall have the following meanings:

     (a) "Award" shall mean an incentive compensation award, granted pursuant to the Plan.

     (b) "Award Agreement" shall mean any written agreement, contract, or other instrument or document between the Company and a Participant evidencing an Award.

     (c)  "Board" shall mean the Board of Directors of the Company.

     (d) "Company" shall mean, collectively, Knight/Trimark Group Inc., a Delaware corporation, and its subsidiaries.

     (e) "Executive Board" shall mean those members of the Board who are Executive Officers.

     (f) "Executive Officer" shall mean an officer of the Company who is an "executive officer" within the meaning of Rule 3b-7 promulgated under the Securities Exchange Act of 1934, as amended.

     (g) "Net Income," as applied to an entity for which a Profit Sub-Pool is established hereunder, shall mean the net income of such entity for the Performance Period determined in accordance with generally accepted ac counting principles and reported in the Company's audited financial statements for such Performance Period, but before any provision for local, state or federal income taxes (including penalties and interest) or
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          amounts paid or accrued with respect to Awards in respect of such
          Performance Period.

     (h) "Participant" shall mean an officer or other employee of the Company who is, pursuant to Section 4 of the Plan, selected to participate herein.

     (i) "Profit Pool" shall mean, collectively, the profit sub-pools "Profit Sub-Pools established pursuant to Section 5(a) of the Plan.

     (j) "Performance Period" shall mean the Company's fiscal quarter, unless otherwise determined by the Executive Board.

     (k)  "Plan" shall mean the KNIGHT/TRIMARK GROUP, INC.
          1998 INCENTIVE PERFORMANCE PLAN.

3.   Administration.
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          The Plan shall be administered by the Executive Board.  The Executive
Board shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the terms, conditions, restrictions and any performance criteria relating to any Award; to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, or surrendered;
to make adjustments in the Profit Pool or one or more Profit Sub-Pools in recognition of unusual or non-recurring events affecting the Company or a subsidiary thereof or the financial statements of the Company or a subsidiary thereof, or in response to changes in applicable laws, regulations, or accounting principles; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of any Award Agreements; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

          No member of the Board or the Executive Board shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

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4.   Eligibility.
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          Subject to the provisions of Section 5(b) of the Plan, Awards may be granted to officers and other employees of the Company in the sole discretion of the Executive Board. In determining the persons to whom Awards shall be granted and any individual performance criteria relating to each Award, the Executive Board shall take into account such factors as such Board shall deem relevant in connection with accomplishing the purposes of the Plan.

5.   Awards.
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          (a)  Profit Pool.  The Profit Pool shall consist of the following
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Profit Sub-Pools: (i) the Knight Profit Sub-Pool, which shall consist of 15% of the quarterly Net Income of Knight Securities, Inc ("Knight"); (ii) the Trimark Profit Sub-Pool, which shall consist of 15% of the quarterly Net Income of Trimark Securities, Inc. ("Trimark"); (iii) the Company Profit Sub-Pool, which shall consist of 15% of the quarterly Net income of the Company not taking into account the income of any of its subsidiaries; and (iv) Profit Sub-Pools to be created automatically upon the establishment or acquisition of any subsidiary by the Company after the date hereof, each to consist of 15% of the Net Income of such subsidiary.

          (b)  Allocation of the Profit Pool.  The Knight Sub-Pool shall be
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allocated on a quarterly basis by the Chief Executive Officer and Chief
Operating Officer of Knight; the Trimark Sub-Pool shall be allocated on a quarterly basis by the Chief Executive Officer and Chief Operating Officer of Trimark, and the Company Sub-Pool shall be allocated on a quarterly basis by the Chief Executive Officer of the Company. The Executive Board shall determine which Executive Officer or Officers shall be responsible for the allocation of each Profit Sub-Pool created subsequent to the date hereof. Such officers may not themselves receive an allocation from the Profit Pool in any Performance Period unless the entire Company, on a consolidated basis, earns Net Income in that Performance Period.

          (i)  Award Agreement.  An Award may, but need not, be evidenced by an
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Award Agreement in such form as the Executive Board shall from time to time approve and the terms and conditions of such Awards shall be set forth therein.

          (c)  Time and Form of Payment.  Unless otherwise determined by the
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Executive Board, all payments in respect of Awards granted under this Plan shall be made, in cash, within a reasonable period after the end of the Performance Period.

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          (d)  Termination of Employment.  A Participant who ceases to be an
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employee of the Company prior to the end of a Performance Period shall not be entitled to an Award with respect to such Performance Period unless otherwise determined by the Executive Board.

6.   General Provisions.
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          (a)  Compliance with Legal Requirements. The Plan and the granting and
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payment of Awards, and the other obligations of the Company under the Plan and any Award Agreement or other agreement shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required.

          (b)  Nontransferability. Awards shall not be transferable by a
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Participant except by will or the laws of descent and distribution.

          (c)  No Right To Continued Employment.  Nothing in the Plan or in any
               --------------------------------
Award granted or any Award Agreement or other agreement entered into pursuant hereto shall confer upon any Participant the right to continue in the employ of the Company or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement or other agreement or to interfere with or limit in any way the right of the Company to terminate such Participant's employment.

          (d)  Withholding Taxes.  Where a Participant or other person is
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entitled to receive a cash payment pursuant to an Award hereunder, the Company shall have the right to require the Participant or such other person to pay to the Company the amount of any taxes that the Company may be required to withhold before delivery to such Participant or other person of such payment.

          (e)  Amendment, Termination and Duration of the Plan.  The Executive
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Board or the Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any Participant, without such Participant's consent, under any Award theretofore granted under the Plan.

          (f)  Participant Rights.  No Participant shall have any claim to be
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granted any Award under the Plan, and there is no obligation for uniformity of treatment for Participants.

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          (g)  Unfunded Status of Awards.  The Plan is intended to constitute an
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"unfunded" plan for incentive and deferred compensation.  With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company.

          (h)  Governing Law.  The Plan and all determinations made and actions
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taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

          (i)  Effective Date.  The Plan shall take effect upon its adoption by
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the Board.

          (j)  Beneficiary.  A Participant may file with the Board a written
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designation of a beneficiary on such form as may be prescribed by the Board and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant's estate shall be deemed to be the grantee's beneficiary.

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